EXHIBIT 2
to SCHEDULE 13D


                              STANDSTILL AGREEMENT

         This Standstill Agreement is made and entered into as of December 4, 2001 (this "Standstill Agreement"), by and between SoundView Technology Group, Inc., a Delaware corporation ("SNDV"), and General Atlantic Partners, LLC, a Delaware Limited Liability Company ("GAP"), General Atlantic Partners 61, L.P., a Delaware Limited Partnership ("GAP 61"), and GAP Coinvestment Partners II, L.P., a Delaware Limited Partnership ("GAP Co. II") (Collectively, the "Group").

         In order to induce the Board of Directors of SNDV to permit the Group to acquire up to 24.9 % of the outstanding Common Stock of SNDV without being deemed to be an "Acquiring Person" under the Rights Agreement dated as of May 17, 1999 between SNDV and American Stock Transfer & Trust Company, as Rights Agent, and in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

         1.       PROHIBITED TRANSACTIONS INVOLVING THE GROUP.

         Subject to Section 5 below, for a period from the date hereof until the earlier of (i) the fifth anniversary of the date hereof and (y) the latest date on which the members of the Group and all Affiliates thereof collectively cease to have beneficial ownership of more than five (5%) percent of the outstanding units of any class of voting securities of any member of the SNDV Group (as defined in Section 1(a) below), no member or members of the Group will, and each member of the Group will cause each "affiliate" or "associate" (collectively referred to as an "Affiliate") of GAP, GAP 61, GAP Co. II or the Group as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), not to:

         (a) purchase, acquire or beneficially own or offer or agree to purchase, acquire or beneficially own, whether directly or indirectly or alone or in concert with others, by purchase, gift or otherwise, an aggregate for the Group and such Affiliates of 24.9% or more of any class of voting securities of SNDV or any of its subsidiaries (together with SNDV, the "SNDV Group"), or any successor to SNDV by merger, consolidation, sale of assets, combination or otherwise (each, a "Transaction") if the holders of a majority of the outstanding voting securities of SNDV prior to such Transaction continue to own a majority of the voting securities of the surviving person of such Transaction and entitled to vote in the election of the members of the Board of Directors (such successor being referred to as a "Successor");

         (b) make, or in any way participate in, whether directly or indirectly or alone or in concert with others, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any

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"election contest" (as such terms are defined or used in the Exchange Act and the rules thereunder) with respect to any member of the SNDV Group or any Successor or seek to advise or influence any person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any voting securities of SNDV or any Successor; or, with respect to the foregoing, execute any written consent in lieu of a meeting of holders of any class of voting securities of any member of the SNDV Group or any Successor;

         (c) initiate, propose or otherwise solicit shareholders for the approval of one or more shareholder proposals with respect to any member of the SNDV Group or any Successor as described in Rule 14a-8 under the Exchange Act or otherwise;

         (d) acquire or affect the control of any member of the SNDV Group or any Successor or directly or indirectly form, join or in any way participate in or encourage the formation of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) which has or seeks to acquire beneficial ownership of voting securities of any member of the SNDV Group or any Successor;

         (e) acquire, offer to acquire or agree to acquire, whether directly or indirectly or alone or in concert with others, by purchase, exchange or otherwise, all or substantial portions of the assets, tangible and intangible, of SNDV or any Successor;

         (f) arrange, or in any way participate in or encourage, directly or indirectly, any financing for the purchase of voting securities or assets of any member of the SNDV Group or any Successor;

         (g) seek, whether alone or in concert with others, to propose any business combination to any member of the SNDV Group or any Successor or the holders of their voting securities, or (ii) except through a representative nominated or elected to the Board of Directors of any member of the SNDV Group or any Successor, seek to control, change or influence the management, board of directors or policies of any member of the SNDV Group or any Successor or nominate any person as a director of SNDV or any Successor who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the holders of voting securities of any member of the SNDV Group or any Successor, whether pursuant to the proxy rules of the Securities and Exchange Commission or otherwise;

         (h) encourage or render advice to or make any recommendation or proposal to any person or other entity to engage in any of the actions covered by this Section 1;

         (i) announce an intention to do, or enter into any arrangement or understanding with any person to do, any of the actions restricted or prohibited under this Section 1; or

         (j) propose or announce any proposal to amend or terminate the provisions of this Section 1without the prior agreement of the Board of Directors.

         The foregoing restrictions shall not prohibit or limit (I) a nominee or designee of the Group who currently serves on the Board of Directors of any member of the SNDV

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Group or his or her successor from engaging in lawful acts in his or her capacity as a director (whether on the Board of Directors or any committee thereof) or such nominee or designee from receiving from the securities, including Convertible Securities in his or her capacity as a member of the Board of Directors, (II) the Group or any Affiliate thereof from acquiring or beneficially owning any voting securities of any member of the SNDV Group or any Successor (x) as a result of a stock split, stock dividend or similar recapitalization of such member of the SNDV Group or such Successor or (y) acquires or receives in a distribution without consideration to all stockholders, (III) the Group or any Affiliate thereof from (x) voting its voting securities on any matter to be voted on by the stockholders of the SNDV Group or any Successor, whether at a regular or special meeting of such stockholders or in any action taken by written consent in lieu thereof or (y) communicating with any person with respect to the voting of any securities or soliciting any proxies for the election to the Board of Directors of a nominee or designee of the Group who currently serves on the Board of Directors of any member of the SNDV Group or any Successor or his or her successor, or (IV) in the case of any proposed merger, consolidation, sale of assets, combination or otherwise that requires the vote of the holders of voting securities of the SNDV Group or any Successor or any tender offer or exchange offer for any or all of the voting securities of the Company made without the encouragement by or the participation of the Group or any Affiliate thereof, the Group or any Affiliate thereof from making an offer to the Board of Directors, in respect of any such transaction, upon terms more favorable to the stockholders of the SNDV Group or such Successor than those offered in such proposed transaction.

         2. CERTAIN DEFINITIONS. For the purposes of this Standstill Agreement, (a) the term "voting securities" shall mean (i) any securities which are entitled to vote upon the election of directors or the merger, consolidation, sale of assets or similar extraordinary matters, whether such securities are entitled to vote on such matters in all events or only upon the occurrence of a default or other contingencies, or (ii) any direct or indirect options, warrants or other rights to acquire, or any securities convertible into or exchangeable for, whether presently or only at some determinable or indeterminable date in the future and whether without any contingency or subject to any contingency or contingencies, any security described in (i) above (a "Convertible Security"); (b) the term "beneficially own" shall have the meaning ascribed thereto in the Rights Agreement dated as of May 17, 1999 between SNDV and American Stock Transfer & Trust Company, as Rights Agent; (c) securities constituting a right to acquire, or which are convertible into or exchangeable for, other securities shall be considered to be of the same class as such underlying securities on an as exercised, exchanged or converted basis unless such securities are themselves voting securities and have different voting rights than such underlying securities; and (d) the term "person" refers to any natural person as well as any corporation, partnership, limited liability company, trust or other entity of any sort whatsoever or any group or organization.

         3. REPRESENTATIONS AND WARRANTIES. Each of the parties to this Standstill Agreement represents and warrants with respect to itself that such party is duly authorized to execute, deliver and perform this Standstill Agreement, that this Standstill Agreement has been duly executed by such party and that this Standstill Agreement is a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

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         4.       SPECIFIC PERFORMANCE. Each of the parties to this Standstill
Agreement acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party therefore agrees that in the event of a breach of this Standstill Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Standstill Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which a party may have.

         5. MISCELLANEOUS; TERM. This Standstill Agreement shall terminate upon the earlier of (i) the consummation of any merger, consolidation, sale of assets, tender offer, exchange offer, combination or otherwise in which the holders of a majority of the voting securities of SNDV prior to such transaction do not own a majority of the voting securities of surviving person of such transaction or (ii) the acquisition by any person or persons, but not including the Group or any member or Affiliate of the Group, who act as a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) of not less than 40% of the voting securities of SNDV or any Successor in one or more transactions. This Standstill Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to conflicts or choice of law provisions. This Standstill Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, this Standstill Agreement has been duly executed by the parties hereto all as of the date first written above.


                                   SOUNDVIEW TECHNOLOGY GROUP, INC.


                                   By:  /s/ Curt Snyder
                                        ---------------------------------------
                                        Name:   Curt Snyder
                                        Title:  Chief Financial Officer


                                   GENERAL ATLANTIC PARTNERS, LLC


                                   By:  /s/ Steven A. Denning
                                        ---------------------------------------
                                        Name:   Steven A. Denning
                                        Title:  A Managing Member


                                   GENERAL ATLANTIC PARTNERS 61, L.P.

                                   By:  General Atlantic Partners, LLC,
                                        its general partner


                                   By:  /s/ Steven A. Denning
                                        ---------------------------------------
                                        Name:   Steven A. Denning
                                        Title:  A Managing Member

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                                   GAP COINVESTMENT PARTNERS II, L.P.


                                   By:  /s/ Steven A. Denning
                                        ---------------------------------------
                                        Name:   Steven A. Denning
                                        Title:  A General Partner